            As filed with the Securities and Exchange Commission on May 17, 2001

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         STORAGE TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                     84-0593263
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                              One StorageTek Drive
                         Louisville, Colorado 80028-4309
               (Address of principal executive offices) (Zip Code)

            STORAGE TECHNOLOGY CORPORATION DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                                JEFFREY M. DUMAS
              Corporate Vice President General Counsel & Secretary
                         STORAGE TECHNOLOGY CORPORATION
                              One StorageTek Drive
                         Louisville, Colorado 80028-4309
                     (Name and address of agent for service)
                                 (303) 673-5151
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                             ANN YVONNE WALKER, ESQ.
                      Wilson Sonsini Goodrich & Rosati, PC
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                         Proposed Maximum   Proposed Maximum
 Title of Securities     Amount to be     Offering Price        Aggregate          Amount of
  to be Registered      Registered(1)      Per Share(2)     Offering Price(2)  Registration Fee
 -------------------    -------------    ----------------   -----------------  ----------------
Common Stock, $0.10     100,000 shares        $15.525           $1,552,500           $388.13
par value
===============================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Storage Technology Corporation Deferred Compensation Plan as described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of $15.525 per share, the average of the high and low prices per share of the Common Stock on the New York Stock Exchange composite tape on May 11, 2001.

                         STORAGE TECHNOLOGY CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                             ----------------------

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

There are hereby incorporated by reference into this Registration Statement and the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission:

1. The Storage Technology Corporation Annual Report on Form 10-K for the fiscal year ended December 29, 2000 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

2. All other reports filed by Storage Technology Corporation (the "Company") pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 29, 2000; and

3. The description of the Company's Common Stock set forth in the Company's Registration Statements on Form 8-A dated August 13, 1981, August 23, 1990 and February 8, 1993, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by the Company or by the Deferred Compensation Plan, as amended (the "Plan"), after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").



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

Section 102(b) (7) of the Delaware General Corporation Law provides that the certificate of incorporation may include a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

The Company's Restated Certificate of Incorporation provides for indemnification of directors, officers and agents to the fullest extent permitted by Delaware law. The Company's Restated Certificate of Incorporation also provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent permitted by Delaware law. In addition, the Restated Certificate of Incorporation provides that no repeal or modification of such provisions shall eliminate or reduce any right or protection of a director of the Company existing at the time of such repeal or modification.

The Company's Bylaws provide that the Registrant shall indemnify to the fullest extent permitted by Delaware law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

4.1 Storage Technology Corporation Deferred Compensation Plan (May 2000 Restatement).

4.2     Amendment No. 1 to Restated Deferred Compensation Plan effective May 15,
        2001.

5.1     Opinion of Counsel.

23.1    Consent of PricewaterhouseCoopers LLP.

23.2    Consent of Counsel (included in Exhibit 5.1 to this Registration
        Statement).

24.1    Powers of Attorney (included on page 5 of this Registration Statement).

ITEM 9. UNDERTAKINGS

        (a)The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of Part II of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on the 17th day of May, 2001.

STORAGE TECHNOLOGY CORPORATION


By         /s/ PATRICK J. MARTIN
   -------------------------------------
             Patrick J. Martin
          Chairman of the Board,
               President and
          Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Jeffrey M. Dumas and Thomas G. Arnold as his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                               TITLE                        DATE
            ---------                               -----                        ----
 /s/ PATRICK J. MARTIN                       Chairman of the Board           May 17, 2001
------------------------------------       (Director), President and
          Patrick J. Martin                Chief Executive Officer
                                         (Principal executive officer)


 /s/ ROBERT S. KOCOL                     Corporate Vice President and        May 17, 2001
------------------------------------       Chief Financial Officer
           Robert S. Kocol               (Principal financial officer)


 /s/ THOMAS G. ARNOLD                    Vice President and Corporate        May 17, 2001
------------------------------------        Controller (Principal
          Thomas G. Arnold                    accounting officer)

            SIGNATURE                               TITLE                        DATE
            ---------                               -----                        ----
/s/ JAMES R. ADAMS                                 Director                  May 12, 2001
-------------------------------------
           James R. Adams

/s/ WILLIAM L. ARMSTRONG                           Director                  May 17, 2001
-------------------------------------
        William L. Armstrong

/s/ WILLIAM R. HOOVER                              Director                  May 17, 2001
-------------------------------------
          William R. Hoover

/s/ WILLIAM T. KERR                                Director                  May 17, 2001
-------------------------------------
           William T. Kerr

/s/ ROBERT E. LABLANC                              Director                  May 17, 2001
-------------------------------------
         Robert E. LaBlanc

/s/ ROBERT E. LEE                                  Director                  May 17, 2001
-------------------------------------
          Robert E. Lee

/s/ RICHARD C. STEADMAN                            Director                  May 12, 2001
-------------------------------------
        Richard C. Steadman



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

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Company, as the administrator of the Storage Technology Corporation Deferred Compensation Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado on the 17th day of May, 2001.


STORAGE TECHNOLOGY CORPORATION DEFERRED COMPENSATION PLAN
(Plan)

By:  Storage Technology Corporation,
     Plan Administrator


By:  /s/ PATRICK J. MARTIN
    ----------------------------------------
              Patrick J. Martin
           Chairman of the Board,
                President and
           Chief Executive Officer



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

                         STORAGE TECHNOLOGY CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX

4.1     Storage Technology Corporation Deferred Compensation Plan (May 2000
        Restatement).

4.2     Amendment No. 1 to Restated Deferred Compensation Plan effective May 15,
        2001.

5.1     Opinion of Counsel

23.1    Consent of PricewaterhouseCoopers LLP.

23.2    Consent of Counsel (included in Exhibit 5.1 to this Registration
        Statement).

24.1    Powers of Attorney (included in page 5 of this Registration Statement).